MODIFICATION AGREEMENT

AGREEMENT made on May 9, 2011 and effective as of May 1, 2011 (the “Effective Date”) by and between CVD EQUIPMENT CORPORATION, a New York corporation with a place of business at 1860 Smithtown Avenue, Ronkonkoma, New York 11779 (hereinafter referred to as "Borrower") and CAPITAL ONE, N.A., having an office at 275 Broadhollow Road, Melville, New York 11747 (hereinafter referred to as the "Lender").

WHEREAS, on or about June 1, 2007, North Fork Bank (predecessor to Capital One, N.A.; “NFB”) extended a revolving credit facility to the Borrower in the principal sum of Two Million and 00/100 ($2,000,000.00) Dollars (the "Revolving Facility") which such Revolving Facility is evidenced by, among other things, a Revolving Credit Agreement by and between the Borrower and NFB dated June 1, 2007 and that certain Revolving Line of Credit Note in the principal sum of Two Million and 00/100 ($2,000,000.00) Dollars and interest thereon dated June 1, 2007, and a Revolving Credit Security Agreement securing the Prior Note and Revolving Facility also dated June 1, 2007 and other collateral loan documents executed and delivered in connection with therewith, all dated June 1, 2007 (collectively, the "Prior Loan Documents");

WHEREAS, at the request of the Borrower, the Lender has previously increased availability under the Revolving Facility from the principal amount of Two Million and 00/100 2,000,000.00) Dollars to the principal amount of Five Million and 00/100 ($5,000,000.00) Dollars, which such increase was evidenced by, amongst other documents, a Modified and Restated Revolving Credit Agreement by and between the Borrower and Lender dated as of April 16, 2008 (the “Loan Agreement”), a Consolidated and Restated Revolving Line of Credit Note in the principal sum of Five Million and 00/100 ($5,000,000.00) Dollars dated as of April 16, 2008 made by the Borrower in favor of the Lender (the “Prior Note”), a Modified and Restated Revolving Credit Security Agreement also dated as of April 16, 2008 made by the Borrower in favor of the Lender (the “Prior Revolving Security Agreement”) and various other documents all dated as of April 16, 2008 (collectively, as modified, amended, supplemented or replaced, from time to time, the “April 2008 Loan Documents”);

WHEREAS, at the specific request and insistence of the Borrower, the Lender has agreed to modify certain terms of the said Revolving Facility, the Loan Agreement and Prior Note, and to extend the maturity date thereof;

WHEREAS, Borrower and the Lender mutually agree to modify the terms and conditions of the Revolving Facility and the Prior Loan Documents and the April 2008 Loan Documents pursuant to the terms of this Agreement and a certain Amended and Restated Revolving Line of Credit Promissory Note in the principal sum of Five Million and 00/100 ($5,000,000.00) Dollars and interest thereon dated as of May 1, 2011 (the “2011 Note”) and other documents executed in connection herewith and therewith all dated as of May 1, 2011 (this Agreement and the 2011 Note are referred to herein, at times, collectively, as the "New Loan Documents"); and

WHEREAS, the Borrower and the Lender mutually agree to modify the terms and conditions of the Revolving Facility and April 2008 Loan Documents, pursuant to the terms of this Agreement and the 2011 Note.

NOW, THEREFORE, in consideration of the premises and of the mutual and reciprocal covenants, undertakings and agreements as are hereinafter contained and set forth, and for one ($1.00) dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby mutually covenanted and agreed as follows:

1.           The maturity date of the Prior Note and Revolving Facility is hereby extended to August 1, 2011 (the “New Maturity Date”).  The Prior Note is hereby amended, modified, superseded and replaced by the 2011 Note, a true and complete copy of which is attached hereto and made a material part hereof and the terms of which are incorporated herein by reference with the same force and effect as if set forth at length herein.

2.           The “Maturity Date” as such term is defined in the Loan Agreement shall now mean August 1, 2011.

3.           The “Revolving Credit Termination Date” as such term is defined in the Loan Agreement shall now mean July 31, 2011.

4.           The terms “Note” or “Revolving Line of Credit Note” shall mean the Amended and Restated Revolving Line of Credit Promissory Note dated as of May 1, 2011, the Effective Date in the principal amount of Five Million and 00/100 ($5,000,000.00) Dollars, made by Borrower in favor of the Lender.

5.           Section 3.02(h) of the Loan Agreement is replaced in its entirety and shall read as follows:

(h)          evidence that, aside from the Taiwan Glass Litigation as defined herein, there has been no pending or threatened litigation against the Borrower which would, in the Lender's judgment, have a material adverse effect on the Borrower’s ability to perform the obligations hereunder;

6.           Section 4.05 of the Loan Agreement is replaced in its entirety and shall read as follows:

Section 4.05.                                Litigation.                      Borrower represents that there is a litigation matter presently pending in the United States District Court for the Southern District of New York entitled CVD Equipment Corporation v. Taiwan Glass Industrial Corporation, et al, case number 2010cv00573, commenced January 26, 2010 (the “Taiwan Glass Litigation”), wherein Borrower commenced suit on, amongst other things, a breach of contract claim and a certain defendant in said suit filed counterclaims against Borrower seeking unspecified monetary damages.  The Borrower represents to Lender that the Taiwan Glass Litigation, if adversely determined, will be material, but will not have a material adverse effect on the Borrower’s ability to operate in the ordinary course of its business or Borrower’s ability to perform its obligations under the Loan Documents.  Aside from the Taiwan Glass Litigation, there is no pending or, to the Borrower's knowledge, threatened action or proceeding against or affecting Borrower or its properties before any court, governmental agency, or arbitrator which, if adversely determined, would, in any case or in the aggregate, have a material adverse effect on the financial condition, operations, properties, or business of Borrower or the ability of Borrower to perform its obligations under the Loan Documents.

7.           Section 5.10 of the Loan Agreement is replaced in its entirety and shall read as follows:

Section 5.10.                                Subsidiaries.                                Not create or permit to exist any subsidiary corporation, except for CVD Materials Corporation, a New York corporation and wholly owned subsidiary of the Borrower formed in or about January, 1986;

8.           Section 5.11 of the Loan Agreement is replaced in its entirety and shall read as follows:

Section 5.11.                                Management.                                Maintain the management structure of the Borrower so that Leonard Rosenbaum continues to be the President and CEO of the Borrower and the person with primary responsibility for the day-to-day operations of Borrower.

9.           THE REVOLVING FACILITY AND THE 2011 NOTE SHALL MATURE ON AUGUST 1, 2011, THE NEW MATURITY DATE, on which date and at which time the outstanding principal balance of the 2011 Note, all interest accrued thereon and all related charges due to the Lender shall be immediately due and payable.

10.           The terms and conditions of the Loan Agreement and New Loan Documents and, where applicable and to the extent not modified by this Agreement, the April 2008 Loan Documents, are incorporated herein by reference with the same force and effect as if more fully set forth at length herein.

11.           Except to the extent set forth herein and, where applicable and to the extent not modified by this Agreement, the 2011 Note and the New Loan Documents, the terms of the April 2008 Loan Documents shall remain unchanged.

12.           Any capitalized terms not specifically defined herein shall have the meanings set forth in the Loan Agreement and/or the New Loan Documents

13.           Borrower and the Lender agree and certify that this instrument secures the same indebtedness evidenced by the 2011 Note and secured by the New Loan Documents and the Prior Revolving Security Agreement and the April 2008 Loan Documents, and the collateral and security set forth in the Loan Agreement.

14.           Borrower certifies in favor of the Lender that there are no offsets or defenses to the 2011 Note.

15.           Borrower represents and warrants to the Lender, as follows:

(i)           Borrower confirms that each of the representations and warranties set forth in the New Loan Documents is true in all material respects as of the date hereof with the same force and effect as though made on the date hereof (except when such representation or warranty by its terms relates to a specific date other than the date hereof), and each is hereby incorporated herein in full by reference as if fully restated.

(ii)           As a result of this Agreement, no Default or Event of Default, as defined in the 2011 Note or the New Loan Documents, now exists.

(iii)           This Agreement constitutes a valid and legally binding obligation of Borrower enforceable against the Borrower in accordance with its terms.

(iv)           No consent, waiver or approval of any entity is or will be required in connection with the execution, delivery, performance, validity, enforcement or priority of this Agreement.

(v)           No representation, warranty or statement by Borrower contained herein contains any untrue statement or material fact or omits to state a material fact necessary to make such representation, warranty or statement not misleading.

16.           This Agreement may not be modified, amended, changed or terminated except by a written agreement signed by all of the parties hereto including, without limitation, the Lender.

17.           Should any one provision of this Agreement be declared invalid or be non-enforceable for any reason or cause whatsoever, including existing statutes, interpretation of existing statutes, or because of any statute or rule of law or decision heretofore or hereafter enacted or determined, then the parties agree that the rest of the Agreement shall not be affected thereby; it being intended that if one provision of this Agreement is void or unenforceable, then the remaining provisions of the Agreement shall continue to be valid and remain in effect.

18.           No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not operate or be construed as a waiver of the right to insist upon strict adherence to that term or any other term of this Agreement on that or any other occasion.

19.           In the event that any term or provision of this agreement shall be deemed by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same shall have the power and hereby is authorized and directed to modify such term or provision to limit such scope, duration or area, or all of them, so that such term or provision is no longer overly broad and to enforce the same as so limited.  Subject to the foregoing sentence, in the event that any provision of this Agreement shall be held to be invalid or unenforceable for  any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

20.           This Agreement shall be binding upon and inure to the benefit of Borrower and the Lender and their respective heirs, successors and/or assigns.

21.           This Agreement is entered into and shall be governed by the laws of the State of New York.

22.           This Agreement may be executed in two or more counterparts, each of which is an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written and effective as of the Effective Date.

CVD EQUIPMENT CORPORATION,
a New York corporation,
Borrower

By:
LEONARD A. ROSENBAUM,
President and CEO

By:
GLEN CHARLES,
Secretary and Chief Financial Officer

CAPITAL ONE, N.A.,
Lender

By:
Erin Coveny,
Vice President

State of New York         )
)   ss.:
County of Suffolk          )

On May 9, 2011, before me, the undersigned, personally appeared LEONARD A. ROSENBAUM personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed same in his/her/their capacity, and that by his/her/their signature In the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_____________________________________
Notary Public, State of New York

State of New York          )
)   ss.:
County of Suffolk          )

On May 9, 2011, before me, the undersigned, personally appeared GLEN CHARLES personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed same in his/her/their capacity, and that by his/her/their signature In the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_____________________________________
Notary Public, State of New York

State of New York         )
)   ss.:
County of Suffolk          )

On May 9, 2011, before me, the undersigned, personally appeared Erin Coveny personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed same in his/her/their capacity, and that by his/her/their signature In the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

_____________________________________
Notary Public, State of New York